                                                                      EXHIBIT 15

            LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION


The Board of Directors and Shareholders
Marine Drilling Companies, Inc.:

         Re:  Registration Statement   No. 33-56920 on Form S-8
                                       dated January 11, 1993
                                       No. 33-61901 on Form S-8
                                       dated August 17, 1995
                                       No. 333-6997 on Form S-3
                                       dated June 27, 1996, as amended
                                       No. 333-6995 on Form S-4
                                       dated June 27, 1996, as amended
                                       No. 333-56379 on Form S-3
                                       dated June 9, 1998


         With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated July 27, 1999, related to our review of interim financial information. Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant within the meanings of Sections 7 and 11 of the Act.


                                                     KPMG LLP

Houston, Texas
July 27, 1999